Exhibit 99.5

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma combined financial information of Sunoco LP (“Sunoco” or the “Partnership”) reflects the pro forma impacts of multiple transactions, each of which is described in the following sections. The NuStar Acquisition and West Texas Asset Sale (both defined below) were completed in the second quarter of 2024 and the Parkland Acquisition (defined below) is expected to close in the second half of 2025 (collectively, the “Transactions”).

Parkland Acquisition. On May 5, 2025, Sunoco and Parkland Corporation (“Parkland”) announced that the parties have entered into a definitive agreement whereby Sunoco plans to acquire all outstanding shares of Parkland in a cash and equity transaction valued at approximately $9.1 billion, as of the announcement date, including assumed debt (“Parkland Acquisition”). As part of the transaction, Sunoco intends to repurpose and rename an existing subsidiary as SunocoCorp LLC (“SunocoCorp”), which will become a publicly-traded entity classified as a corporation for U.S. federal income tax purposes, which SunocoCorp common units being traded on the New York Stock Exchange. SunocoCorp does not currently have any significant assets or liabilities or activities. SunocoCorp is expected to hold limited partnership units of Sunoco that are generally economically equivalent to Sunoco’s publicly-traded common units on the basis of one Sunoco common unit for each outstanding SunocoCorp unit. For a period of two years following closing of the transaction, Sunoco will ensure that SunocoCorp unitholders receive distributions on a per unit basis that are equivalent to the per unit distributions to Sunoco unitholders. Under the terms of the agreement, Parkland shareholders would receive 0.295 SunocoCorp units and C$19.80 for each Parkland share. Parkland shareholders could elect, in the alternative, to receive C$44.00 per Parkland share in cash or 0.536 SunocoCorp units for each Parkland share, subject to proration to ensure that the aggregate consideration payable in connection with the transaction does not exceed C$19.80 in cash per Parkland share outstanding as of immediately before close and 0.295 SunocoCorp units per Parkland share outstanding as of immediately before close. The Parkland Acquisition is currently expected to close in the second half of 2025 upon the satisfaction of closing conditions, including customary regulatory and stock exchange listing approvals.

NuStar Acquisition. On May 3, 2024, Sunoco completed the acquisition of 100% of the common units of NuStar Energy L.P. (“NuStar Acquisition”). Under the terms of the agreement, NuStar Energy L.P. (“NuStar”) common unitholders received 0.400 Sunoco common units for each NuStar common unit. In connection with the acquisition, Sunoco issued approximately 51.5 million common units, which had a fair value of approximately $2.85 billion, assumed debt totaling approximately $3.5 billion, including approximately $56 million of lease related financing obligations, and assumed preferred units with a fair value of approximately $800 million. The assets acquired in the NuStar Acquisition included approximately 9,500 miles of pipeline and 63 terminal and storage facilities that store and distribute crude oil, refined products, renewable fuels, ammonia, and specialty liquids.

West Texas Asset Sale. On April 16, 2024, Sunoco completed the sale of 204 convenience stores located in West Texas, New Mexico, and Oklahoma to 7-Eleven, Inc. (“West Texas Asset Sale”) for approximately $1.0 billion, including customary adjustments for fuel and merchandise inventory. As part of the sale, Sunoco also amended its existing take-or-pay fuel supply agreement with 7-Eleven, Inc. to incorporate additional fuel gross profit. Upon the completion of the sale, the Partnership recorded a $586 million gain ($442 million, net of current tax expense of $179 million and deferred tax benefit of $35 million).

The unaudited pro forma combined financial information does not reflect the pro forma impacts of Sunoco’s completed acquisition of liquid fuel terminals in Amsterdam, Netherlands and Bantry Bay, Ireland, because such pro forma impacts are not significant to Sunoco’s historical financial statements or to the pro forma combined financial statements included herein.

The unaudited pro forma condensed combined balance sheet assumes that the Parkland Acquisition was consummated on June 30, 2025. The unaudited pro forma condensed combined statements of operations assume that the Transactions were consummated on January 1, 2024. The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) Sunoco’s Annual Report on Form 10-K for the year ended December 31, 2024, (ii) Sunoco’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, (iii) NuStar’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, (iv) Parkland’s consolidated financial statements for the year ended December 31, 2024, (v) Parkland’s interim condensed consolidated financial statements (unaudited) for the six months ended June 30, 2025.

The unaudited pro forma combined financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended by Release No. 33-10786. The pro forma adjustments included herein include those adjustments that reflect the accounting for the respective transactions in accordance with U.S. GAAP (“transaction accounting adjustments”). Adjustments to reflect synergies and/or dis-synergies related to the respective transactions (“management adjustments”), which are elective pro forma adjustments under Release No. 33-10786, have not been reflected herein.

The unaudited pro forma combined financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Transactions had been consummated on the dates indicated, nor is it necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document. The unaudited pro forma combined financial information includes certain non-recurring transaction-related adjustments, as discussed in the accompanying notes.

The unaudited pro forma adjustments are based on available information and certain assumptions that management believes are reasonable under the circumstances. The unaudited pro forma combined financial information is presented for informational purposes only, and is not intended to be a projection of future results. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma combined financial information.

SUNOCO LP

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2025

(in millions of USD)

	Sunoco Historical	Parkland Historical, as Adjusted USD (1)	Parkland Acquisition Transaction Accounting Adjustments		Sunoco Pro Forma for Parkland Acquisition
ASSETS
Current assets:
Cash and cash equivalents	$116	$321	$—	g	$437
Accounts receivable, net	1,037	1,101	(7)	l	2,131
Inventories, net	1,179	1,054	—		2,233
Other current assets	150	141	—		291
Assets held for sale	—	84	—		84

Total current assets	2,482	2,701	(7)		5,176
Property and equipment, net	7,671	3,947	676	g, m	12,294
Other assets:
Operating lease right-of-use assets, net	502	—	711	m	1,213
Goodwill	1,477	1,785	1,671	g, m	4,933
Intangible assets, net	533	799	268	g, m	1,600
Other non-current assets	486	472	—		958
Investments in unconsolidated affiliates	1,277	249	—		1,526

Total assets	$14,428	$9,953	$3,319		$27,700

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$927	$1,810	$(314)	l, m	$2,423
Accounts payable to affiliates	221	—	—		221
Accrued expenses and other current liabilities	448	266	330	h, m	1,044
Operating lease current liabilities	32	—	175	m	207
Current maturities of long-term debt	2	619	(175)	m	446
Liabilities associated with assets held for sale	—	17	—	m	17

Total current liabilities	1,630	2,712	16		4,358
Operating lease non-current liabilities	507	—	598	m	1,105
Long-term debt, net	7,803	4,106	998	g, m	12,907
Advances from affiliates	77	—	—		77
Deferred tax liabilities	164	264	439	g	867
Other non-current liabilities	150	552	—		702

Total liabilities	10,331	7,634	2,051		20,016
Commitments and contingencies
Equity:
Limited partners:
Common unitholders	4,099	2,363	224	g	6,686
Preferred unitholders	—	—	1,000	g	1,000
Accumulated other comprehensive income (loss)	(2)	(44)	44	g	(2)

Total equity	4,097	2,319	1,268		7,684

Total liabilities and equity	$14,428	$9,953	$3,319		$27,700

(1)

Translated from Canadian Dollar (“CAD”) to United States Dollar (“USD”) using the exchange rate as of June 30, 2025, as well as reclassification of certain amounts to conform to Sunoco’s historical presentation. Please see Note 5 below for additional information.

SUNOCO LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2025

(in millions of USD, except units and per unit data)

	Sunoco Historical	Parkland Historical, as Adjusted USD (1)	Parkland Acquisition Transaction Accounting Adjustments		Sunoco Pro Forma for Parkland Acquisition
REVENUES	$10,569	$9,711	$(7)	l	$20,273
COSTS AND EXPENSES:
Cost of sales	9,347	8,292	90	l, m	17,729
Operating expenses	288	544	(103)	m	729
General and administrative	89	299	(11)	m	377
Lease expense	35	—	152	m	187
Loss on disposal of assets	1	—	—		1
Depreciation, amortization and accretion	310	314	(49)	i, m	575

Total cost of sales and operating expenses	10,070	9,449	79		19,598
OPERATING INCOME	499	262	(86)		675
OTHER INCOME (EXPENSE):
Interest expense, net	(244)	(122)	(41)	i, m	(407)
Equity in earnings of unconsolidated affiliates	63	7	—		70
Loss on extinguishment of debt	(19)	—	—		(19)
Other, net	(1)	54	—		53

INCOME BEFORE INCOME TAXES	298	201	(127)		372
Income tax expense	5	33	—		38

NET INCOME	$293	$168	$(127)		$334
Less: Incentive distribution rights	79	—	30	j	109
Less: Preferred units	—	—	45	k	45
Less: Distributions on unvested unit awards	3	—	—		3

NET INCOME ATTRIBUTABLE TO LIMITED PARTNERS	$211	$168	$(202)		$177

NET INCOME PER LIMITED PARTNER UNIT:
Basic	$1.55				$0.94

Diluted	$1.54				$0.94

WEIGHTED AVERAGE LIMITED PARTNER UNITS OUTSTANDING:
Common units - basic	136,350,550		51,855,395	n	188,205,945
Dilutive effect of unvested awards	690,396		—		690,396

Common units - diluted	137,040,946		51,855,395		188,896,341

(1)

Reflects translation from CAD to USD using the average exchange rate for the six month period ended June 30, 2025, as well as reclassification of certain amounts to conform to Sunoco’s historical presentation. Please see Note 5 below for additional information.

SUNOCO LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2024

(in millions of USD, except units and per unit data)

	Sunoco Historical	NuStar Historical (1)	NuStar Acquisition Transaction Accounting Adjustments		Sunoco Pro Forma for NuStar Acquisition	West Texas Asset Sale Transaction Accounting Adjustments		Sunoco Pro Forma for NuStar Acquisition and West Texas Asset Sale	Parkland Historical, as Adjusted USD (2)	Parkland Acquisition Transaction Accounting Adjustments		Sunoco Pro Forma for the Transactions
REVENUES	$11,673	$523	$(1)	a	$12,195	$(179)	f	$12,016	$10,639	$(1)	l	$22,654
COSTS AND EXPENSES:
Cost of sales	10,624	126	(1)	a	10,749	(159)	f	10,590	9,268	100	l, m	19,958
Operating expenses	222	116	—		338	(12)	f	326	568	(108)	m	786
General and administrative	170	150	(103)	b	217	—		217	270	165	h, m	652
Lease expense	35	—	—		35	—		35	—	143	m	178
Loss on disposal of assets	54	—	—		54	—		54	—	—		54
Depreciation, amortization and accretion	121	86	43	c	250	—		250	313	(37)	i, m	526

Total cost and expenses	11,226	478	(61)		11,643	(171)		11,472	10,419	263		22,154

OPERATING INCOME	447	45	60		552	(8)		544	220	(264)		500
OTHER INCOME (EXPENSE):
Interest expense, net	(158)	(83)	9	c	(232)	—	f	(232)	(127)	(40)	i, m	(399)
Equity in earnings of unconsolidated affiliates	4	—	—		4	—		4	5	—		9
Gain on West Texas Asset Sale	598	—	—		598	(598)	f	—	—	—		—
Loss on extinguishment of debt	(2)	—	—		(2)	—		(2)	—	—		(2)
Other, net	(2)	1	—		(1)	(2)	f	(3)	(56)	—		(59)

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	887	(37)	69		919	(608)		311	42	(304)		49
Income tax expense (benefit)	156	1	—		157	(137)	f	20	(7)	—		13

NET INCOME (LOSS)	731	(38)	69		762	(471)		291	49	(304)		36

Less: Net income attributable to noncontrolling interests	8	—	—		8	—		8	—	—		8
Less: Incentive distribution rights	72	—	14	d	86	—		86	—	27	j	113
Less: Preferred units	—	—	—		—	—		—	—	45	k	45
Less: Distributions on unvested unit awards	3	—	—		3	—		3	—	—		3

NET INCOME (LOSS) ATTRIBUTABLE TO LIMITED PARTNERS	$648	$(38)	$55		$665	$(471)		$194	$49	$(376)		$(133)

NET INCOME (LOSS) PER LIMITED PARTNER UNIT:
Basic	$6.43				$5.63			$1.64				$(0.78)

Diluted	$6.37				$5.60			$1.63				$(0.78)

WEIGHTED AVERAGE LIMITED PARTNER UNITS OUTSTANDING:
Common units - basic	100,848,078		17,181,033	e	118,029,111			118,029,111		51,855,395	n	169,884,506
Dilutive effect of unvested awards	808,998		—		808,998			808,998		—		808,998

Common units - diluted	101,657,076		17,181,033		118,838,109			118,838,109		51,855,395		170,693,504

(1)

NuStar Historical represents amounts from January 1, 2024 to April 30, 2024, the four month period prior to the NuStar Acquisition. The following reconciles amounts previously reported by NuStar for the three months ended March 31, 2024 to amounts reported above as NuStar Historical:

	NuStar Quarter Ended March 31, 2024	NuStar Month Ended April 30, 2024	NuStar Historical
REVENUES	$391	$132	$523
COSTS AND EXPENSES:
Cost of sales	94	32	126
Other operating	86	30	116
General and administrative	42	108	150
Depreciation, amortization and accretion	65	21	86

Total cost and expenses	287	191	478

OPERATING INCOME	104	(59)	45
OTHER INCOME (EXPENSE):
Interest expense, net	(62)	(21)	(83)
Other, net	2	(1)	1

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	44	(81)	(37)
Income tax expense	1	—	1

NET INCOME (LOSS)	$43	$(81)	$(38)

(2)

Reflects translation from CAD to USD using the average exchange rate for the six month period ended June 30, 2024, as well as reclassification of certain amounts to conform to Sunoco’s historical presentation. Please see Note 5 below for additional information.

SUNOCO LP

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2024

(in millions of USD, except units and per unit data)

	Sunoco Historical	NuStar Historical (1)	NuStar Acquisition Transaction Accounting Adjustments		Sunoco Pro Forma for NuStar Acquisition	West Texas Asset Sale Transaction Accounting Adjustments		Sunoco Pro Forma for NuStar Acquisition and West Texas Asset Sale	Parkland Historical, as Adjusted USD (2)	Parkland Acquisition Transaction Accounting Adjustments		Sunoco Pro Forma for the Transactions
REVENUES	$22,693	$523	$(1)	a	$23,215	$(179)	f	$23,036	$20,672	$(12)	l	$43,696
COSTS AND EXPENSES:
Cost of sales	20,595	126	(1)	a	20,720	(159)	f	20,561	17,920	188	l, m	38,669
Operating expenses	545	116	—		661	(12)	f	649	1,127	(217)	m	1,559
General and administrative	277	150	(103)	b	324	—		324	603	152	h, m	1,079
Lease expense	72	—	—		72	—		72	—	297	m	369
Loss on disposal of assets	45	—	—		45	—		45	—	—		45
Depreciation, amortization and accretion	368	86	43	c	497	—		497	624	(81)	i, m	1,040

Total cost and expenses	21,902	478	(61)		22,319	(171)		22,148	20,274	339		42,761

OPERATING INCOME	791	45	60		896	(8)		888	398	(351)		935
OTHER INCOME (EXPENSE):
Interest expense, net	(391)	(83)	9	c	(465)	(1)	f	(466)	(255)	(82)	i, m	(803)
Equity in earnings of unconsolidated affiliates	60	—	—		60	—		60	6	—		66
Gain on West Texas Asset Sale	586	—	—		586	(586)	f	—	—	—		—
Loss on extinguishment of debt	(2)	—	—		(2)	—		(2)	—	—		(2)
Other, net	5	1	—		6	(2)	f	4	(57)	—		(53)

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	1,049	(37)	69		1,081	(597)		484	92	(433)		143
Income tax expense	175	1	—		176	(144)	f	32	—	—		32

NET INCOME	874	(38)	69		905	(453)		452	92	(433)		111

Less: Net income attributable to noncontrolling interests	8	—	—		8	—		8	—	—		8
Less: Incentive distribution rights	145	—	14	d	159	—		159	—	56	j	215
Less: Preferred units	—	—	—		—	—		—	—	90	k	90
Less: Distributions on unvested unit awards	5	—	—		5	—		5	—	—		5

NET INCOME (LOSS) ATTRIBUTABLE TO LIMITED PARTNERS	$716	$(38)	$55		$733	$(453)		$280	$92	$(579)		$(207)

NET INCOME (LOSS) PER LIMITED PARTNER UNIT:
Basic	$6.04				$5.40			$2.06				$(1.10)

Diluted	$6.00				$5.37			$2.05				$(1.10)

WEIGHTED AVERAGE LIMITED PARTNER UNITS OUTSTANDING:
Common units - basic	118,529,390		17,181,033	e	135,710,423			135,710,423		51,855,395	n	187,565,818
Dilutive effect of unvested awards	812,648		—		812,648			812,648		—		812,648

Common units - diluted	119,342,038		17,181,033		136,523,071			136,523,071		51,855,395		188,378,466

(1)	NuStar Historical represents amounts from January 1, 2024 to April 30, 2024, the four month period prior to the NuStar Acquisition. See reconciliation in note (1) on the previous page.
(2)

Reflects translation from CAD to USD using the average exchange rate for the year ended December 31, 2024, as well as reclassification of certain amounts to conform to Sunoco’s historical presentation. Please see Note 5 below for additional information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet gives effect to the Parkland Acquisition as if it had occurred on June 30, 2025. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025, for the six months ended June 30, 2024 and for the year ended December 31, 2024 give effect to the Transactions as if the Transactions had occurred on January 1, 2024.

These unaudited pro forma combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions described below. The unaudited pro forma combined financial statements are not necessarily indicative of what the actual results of operations or financial position of Sunoco would have been if the Transactions had in fact occurred on the dates or for the periods indicated, nor does it purport to project the results of operations or financial position of Sunoco for any future periods or as of any date. The unaudited pro forma combined financial statements do not give effect to any cost savings, operating synergies, and revenue enhancements expected to result from the transactions or the costs to achieve these cost savings, operating synergies, and revenue enhancements.

The unaudited pro forma combined financial statements include material estimates and assumptions related to purchase price accounting for the Parkland Acquisition, as discussed further below.

The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Sunoco, NuStar, and Parkland. The pro forma condensed combined statement of operations for the six months ended June 30, 2024 and year ended December 31, 2024 include transaction adjustments for certain non-recurring items, including the estimated transaction-related expenses included in Notes 2.b. and 4.h. below.

These unaudited pro forma combined financial statements are presented based on accounting principles generally accepted in the United States of America (“U.S. GAAP”). The historical financial statements of Sunoco and NuStar were prepared in accordance with U.S. GAAP; the historical financial statements of Parkland were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The Partnership has performed a preliminary analysis and has not identified significant differences between IFRS and U.S. GAAP for the purposes of presenting these unaudited pro forma condensed combined financial statements.

2.	NUSTAR ACQUISITION TRANSACTION ACCOUNTING ADJUSTMENTS

a.	Represents the elimination of intercompany activity between Sunoco and NuStar for the period from January 1, 2024 to April 30, 2024.

b.

Represents non-recurring transaction-related expenses, including (i) legal, advisory, and other professional fees, (ii) bridge financing fees, and (iii) cash compensation expenses related to the vesting and payment of NuStar’s time-vesting cash awards and performance cash awards.

c.

To record incremental interest and depreciation and amortization expense related to estimated fair values recorded in purchase accounting, based on the estimated fair values recorded in purchase accounting, as summarized in Sunoco’s Form 10-K for the year ended December 31, 2024.

d.

To record additional incentive distributions assumed to be paid to Energy Transfer LP (as holder of Sunoco’s incentive distribution rights) based on the total of 51.5 million Sunoco common units issued as consideration and the actual distributions declared by Sunoco in the first quarter of 2024.

e.	Represents weighted average of the 51.5 million Sunoco common units issued as consideration.

3.	WEST TEXAS ASSET SALE TRANSACTION ACCOUNTING ADJUSTMENTS

f.

To eliminate activity related to Sunoco’s West Texas business, as well as Sunoco’s non-recurring gain on the West Texas Asset Sale of $598 million ($461 million, net of current tax expenses of $199 million and deferred tax benefit of $62 million) for the six months ended June 30, 2024 and $586 million ($442 million, net of current tax expense of $179 million and deferred tax benefit of $35 million) for the year ended December 31, 2024. This transaction was included in the pro forma adjustments based on the significance of the disposed business.

4.	PARKLAND ACQUISITION TRANSACTION ACCOUNTING ADJUSTMENTS

g.

Represents the adjustment to fair value of Parkland’s assets and liabilities. The Parkland Acquisition would be accounted for under the acquisition method of accounting in accordance with ASC 805, “Business Combinations.” Sunoco would be treated as the accounting acquirer. Accordingly, Parkland’s tangible and identifiable intangible assets acquired and liabilities assumed would be recorded at their estimated fair values in the post-closing consolidated balance sheet, and any excess of the purchase price over the estimated fair value of net assets acquired would be classified as goodwill, which would not be amortized but would be evaluated for impairment at least annually.

These pro forma combined financial statements are based on an assumed purchase price allocation using estimates and assumptions based on information currently available to Sunoco’s management. The final allocation of the purchase price would not be completed until after the acquisition is complete and the business combination is consummated and could differ materially from the estimates used herein due to several reasons, including, but not limited to, (i) changes in the fair value of the consideration transferred in the business combination, (ii) changes in the fair value of the underlying assets and liabilities, and (iii) changes in the information available to Sunoco’s management.

In connection with the Parkland Acquisition, Sunoco would issue $1 billion preferred units and $1.7 billion aggregate principal amount of senior notes.

The following is a preliminary estimate of the purchase price for Parkland (dollars in millions of USD, except per unit and per share amounts):

Parkland Acquisition consideration
Parkland common shares outstanding	174,427,540
SunocoCorp units exchange rate	0.295
Number of SunocoCorp units assumed to be issued	51,456,124
Sunoco common unit closing price on August 4, 2025	$53.67

Fair value of SunocoCorp common units issued in exchange	$2,762
Cash consideration per Parkland common share (1)	$14.47

Cash paid in exchange for Parkland common shares	$2,524

Fair value of Parkland Acquisition consideration, excluding assumed debt	$5,286

(1)	Cash consideration per Parkland common share based on C$19.80 converted at the CAD to USD exchange rate as of June 30, 2025.

The following is the estimated allocation of the Parkland Acquisition purchase price used in these pro forma consolidated financial statements (in millions of USD):

Assets acquired:
Cash and cash equivalents	$321
Accounts receivable, net	1,094
Inventories, net	1,054
Other current assets	141
Assets held for sale	84
Property and equipment, net	4,623
Operating lease right-of-use assets, net	711
Intangible assets, net	1,067
Other non-current assets	472
Investments in unconsolidated affiliates	249

Total assets acquired	9,816
Liabilities assumed:
Accounts payable	1,496
Accrued expenses and other current liabilities	573
Operating lease current liabilities	175
Liabilities associated with assets held for sale	17
Operating lease non-current liabilities	598
Long-term debt, net	3,872
Deferred tax liabilities	703
Other non-current liabilities	552

Total liabilities assumed	7,986

Total identifiable net assets	1,830

Goodwill	3,456

Fair value of Parkland Acquisition consideration	$5,286

h.

Represents $175 million of non-recurring transaction-related expenses, including (i) legal, advisory, and other professional fees and (ii) compensation expense related to the vesting and payment of Parkland stock compensation awards, which amount is included as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and year ended December 31, 2024, based on the pro forma assumption that the Parkland Acquisition was consummated on January 1 2024. A total of $23 million is included as a pro forma adjustment to accrued expenses and other current liabilities on the unaudited pro forma condensed combined balance sheet as of June 30, 2025.

i.

To record incremental interest expense of $64 million and $57 million for the six months ended June 30, 2025 and June 30, 2024, respectively, and $128 million for the year ended December 31, 2024, and depreciation and amortization expense of $63 million and $65 million for the six months ended June 30, 2025 and 2024, respectively, and $130 million for the year ended December 31, 2024 related to estimated fair values to be recorded in purchase accounting, based on the amounts included in note (g) above.

j.

To record additional incentive distributions assumed to be paid to Energy Transfer LP (as holder of Sunoco’s incentive distribution rights) based on the total of 51.9 million Sunoco common units issued to SunocoCorp and the actual distributions declared by Sunoco in the first and second quarters of 2025.

k.	To record distribution assumed to be paid to holders of preferred units issued in connection with the Parkland Acquisition.

l.	Represents the elimination of intercompany activity between Sunoco and Parkland.

m.	Represents reclassification of certain balance sheet and statement of operations amounts to conform Parkland presentation to Sunoco’s presentation.

n.	Represents Sunoco common units issued by SunocoCorp in connection with the Parkland Acquisition and related transactions.

5.	PARKLAND HISTORICAL FINANCIAL STATEMENTS

The following table reflects translation of Parkland’s Balance Sheet as of June 30, 2025 from CAD to USD using the exchange rate as of June 30, 2025, as well as reclassification of certain amounts to conform to Sunoco’s historical presentation:

	Parkland Historical CAD	Parkland Historical USD	Adjustments	Parkland Historical, as Adjusted USD
ASSETS
Current assets:
Cash and cash equivalents	$439	$321	$—	$321
Accounts receivable	1,507	1,101	—	1,101
Inventories	1,442	1,054	—	1,054
Income taxes receivable	46	34	(34)	—
Risk management and other financial assets	15	11	(11)	—
Prepaid expenses and other	132	96	(96)	—
Other current assets	—	—	141	141
Assets held for sale	115	84	—	84

Total current assets	3,696	2,701	—	2,701
Property and equipment, net	5,399	3,947	—	3,947
Other assets:
Goodwill	2,442	1,785	—	1,785
Intangible assets, net	1,093	799	—	799
Deferred tax assets	250	183	(183)	—
Other non-current assets	396	289	183	472
Investments in unconsolidated affiliates	341	249	—	249

Total assets	$13,617	$9,953	$—	$9,953

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,477	$1,810	$—	$1,810
Dividends declared and payable	63	46	(46)	—
Income taxes payable	67	49	(49)	—
Risk management and other financial liabilities	72	53	(53)	—
Accrued expenses and other current liabilities	161	118	148	266
Current maturities of long-term debt	847	619	—	619
Liabilities associated with assets held for sale	23	17	—	17

Total current liabilities	3,710	2,712	—	2,712
Long-term debt, net	5,618	4,106	—	4,106
Income taxes payable	10	7	(7)	—
Deferred tax liabilities	361	264	—	264
Other non-current liabilities	745	545	7	552

Total liabilities	10,444	7,634	—	7,634
Equity:
Common unitholders	—	—	2,363	2,363
Shareholders’ capital	3,255	2,379	(2,379)	—
Retained deficit	(22)	(16)	16	—
Accumulated other comprehensive income (loss)	(60)	(44)	—	(44)

Total equity	3,173	2,319	—	2,319

Total liabilities and equity	$13,617	$9,953	$—	$9,953

The following table reflects translation of Parkland’s Statement of Income for the six months ended June 30, 2025 from CAD to USD using the average exchange rate for the period, as well as reclassification of certain amounts to conform to Sunoco’s historical presentation:

	Parkland Historical CAD	Parkland Historical USD	Adjustments	Parkland Historical, as Adjusted USD
REVENUES	$13,687	$9,711	$—	$9,711
COSTS AND EXPENSES:
Cost of sales	11,695	8,298	(6)	8,292
Operating expenses	767	544	—	544
General and administrative	301	214	85	299
Acquisition, integration and other costs	75	53	(53)	—
Depreciation, amortization and accretion	422	299	15	314

Total cost of sales and operating expenses	13,260	9,408	41	9,449

OPERATING INCOME	427	303	(41)	262
OTHER INCOME (EXPENSE):
Interest expense, net	—	—	(122)	(122)
Equity in earnings of unconsolidated affiliates	—	—	7	7
Finance costs	(192)	(136)	136	—
Foreign exchange gain	19	13	(13)	—
Loss on risk management and other	(24)	(17)	17	—
Costs related to the acquisition	(46)	(33)	33	—
Share of earnings of associates and joint ventures	10	7	(7)	—
Other, net	89	64	(10)	54

INCOME BEFORE INCOME TAXES	283	201	—	201
Current income tax expense	52	37	(37)	—
Deferred income tax recovery	(5)	(4)	4	—
Income tax expense	—	—	33	33

NET INCOME	$236	$168	$—	$168

The following table reflects translation of Parkland’s Statement of Income for the six months ended June 30, 2024 from CAD to USD using the average exchange rate for the period, as well as reclassification of certain amounts to conform to Sunoco’s historical presentation:

	Parkland Historical CAD	Parkland Historical USD	Adjustments	Parkland Historical, as Adjusted USD
REVENUES	$14,443	$10,639	$—	$10,639
COSTS AND EXPENSES:
Cost of sales	12,555	9,248	20	9,268
Operating expenses	771	568	—	568
General and administrative	291	214	56	270
Acquisition, integration and other costs	76	56	(56)	—
Depreciation, amortization and accretion	408	301	12	313

Total cost of sales and operating expenses	14,101	10,387	32	10,419

OPERATING INCOME	342	252	(32)	220
OTHER INCOME (EXPENSE):
Interest expense, net	—	—	(127)	(127)
Equity in earnings of unconsolidated affiliates	—	—	5	5
Finance costs	(190)	(140)	140	—
Foreign exchange loss	(15)	(11)	11	—
Loss on risk management and other	(79)	(58)	58	—
Share of earnings of associates and joint ventures	7	5	(5)	—
Other, net	(9)	(6)	(50)	(56)

INCOME BEFORE INCOME TAXES	56	42	—	42
Current income tax expense	21	16	(16)	—
Deferred income tax recovery	(30)	(23)	23	—
Income tax benefit	—	—	(7)	(7)

NET INCOME	$65	$49	$—	$49

The following table reflects translation of Parkland’s Statement of Income for the year ended December 31, 2024 from CAD to USD using the average exchange rate for the period, as well as reclassification of certain amounts to conform to Sunoco’s historical presentation:

	Parkland Historical CAD	Parkland Historical USD	Adjustments	Parkland Historical, as Adjusted USD
REVENUES	$28,303	$20,672	$—	$20,672
COSTS AND EXPENSES:
Cost of sales	24,587	17,958	(38)	17,920
Operating expenses	1,543	1,127	—	1,127
General and administrative	607	443	160	603
Acquisition, integration and other costs	218	159	(159)	—
Depreciation, amortization and accretion	825	603	21	624

Total cost of sales and operating expenses	27,780	20,290	(16)	20,274
OPERATING INCOME	523	382	16	398
OTHER INCOME (EXPENSE):
Interest expense, net	—	—	(255)	(255)
Equity in earnings of unconsolidated affiliates	—	—	6	6
Finance costs	(378)	(276)	276	—
Foreign exchange loss	(16)	(12)	12	—
Gain on risk management and other	28	20	(20)	—
Share of earnings of associates and joint ventures	8	6	(6)	—
Other, net	(38)	(28)	(29)	(57)

INCOME BEFORE INCOME TAXES	127	92	—	92
Current income tax expense	55	40	(40)	—
Deferred income tax recovery	(55)	(40)	40	—
Income tax expense	—	—	—	—

NET INCOME	$127	$92	$—	$92